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                                                                   Exhibit 10.15

                          WAIVER AND RELEASE AGREEMENT

      This Waiver and Release Agreement ("Agreement") is entered into by and between Phelps Dodge Corporation ("Company") and Manuel J. Iraola ("Iraola"). This Agreement is entered into for the purpose of providing Company with protection against any claims by Iraola.

      WHEREAS, Company and Iraola have entered into that certain Retirement Agreement, dated the 6th day of March, 2002; and

      WHEREAS, among other things, the Retirement Agreement provides that Company will pay Iraola certain special pay and benefits as a result of Iraola's retirement from the Company; and

      WHEREAS, pursuant to the terms and conditions of the Retirement Agreement, the Company's payment of any such special pay and benefits to Iraola, and all other obligations of the parties under the Retirement Agreement, are specifically contingent on Company and Iraola executing and delivering this Agreement.

      NOW THEREFORE, in consideration of the obligations set forth in the Retirement Agreement, the payment of the special pay and benefits described therein, and such other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties, Company and Iraola agree as follows:

      1. Consideration for Agreement. Iraola acknowledges and agrees that the payment of the special pay and benefits as provided for under the terms and conditions of the Retirement Agreement are fair and adequate consideration for this waiver, release, agreement not to sue, and other obligations of Iraola under this Agreement. Iraola acknowledges and agrees that the special pay and benefits to be provided under the terms and conditions of the Retirement Agreement are not required by Company policy and that Iraola is not otherwise entitled to the receipt of any such special pay and benefits.

      2. Waiver and Release. Iraola agrees not to bring any suit or claim against the Company or any of its related entities or individuals with respect to any matter, including those related to his employment with the Company or his retirement from the Company. Therefore, Iraola, for himself and his heirs, executors, administrators, representatives, agents, and assigns, forever releases the Company and its parents, subsidiaries, successors, predecessors, and affiliated entities, and their officers, directors, agents, employees, shareholders, attorneys, and representatives, from any and all claims, demands, liabilities, obligations, suits, charges, actions, and causes of action, whether known or unknown, past or present, accrued or not accrued, as of the date Iraola signs this Agreement. The items released
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            include, but are not limited to, matters relating to or arising out of his employment or retirement from the Company. Some examples of items released are claims under federal, state, or local laws, such as the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act, the Family and Medical Leave Act, the Arizona Civil Rights Act (or any similar statute of any other jurisdiction that may be applicable in this case), any common law, tort, or contract claims, and any claims for attorneys' fees and costs. This provision, of course, does not affect Iraola's rights, if any, to benefits under the Company's benefit plans in accordance with the terms of those plans, or to make a complaint to any state or federal agency with respect to issues related to his employment with the Company.

      3. Agreement not to Challenge. Iraola agrees not to challenge this Agreement. If he attempts to do so, he must first return to the Company all of the pay and benefits he received as consideration for entering into this Agreement within 14 days of the Company's written demand for payment. Notwithstanding any other provision of this Paragraph 3 to the contrary, the parties acknowledge and agree that Iraola's rights to challenge the validity of this Agreement under the ADEA, as amended by the Older Workers Benefit Protection Act, including any challenge of the knowing and voluntary nature of this Agreement, are not otherwise affected by the above provisions of this Paragraph 3 or any other provision of this Agreement. Company and Iraola acknowledge and agree that Iraola is not required to return or tender back any consideration received for this Agreement in the event he brings a claim challenging the validity of this Agreement under the ADEA, as amended. In the event Iraola successfully challenges the validity of this Agreement and prevails on the merits of any ADEA claim, the Company is entitled to set-off, recoupment, or restitution against any consideration paid Iraola under this Agreement or the Retirement Agreement to the extent of the consideration paid or the damages awarded, whichever is the lesser.

      4. Consultation with an Attorney. Iraola has been advised by the Company to talk with an attorney of his choice before signing this Agreement. He has been given a period of at least 21 days to consider this Agreement, and he has had an opportunity to talk with an attorney about this Agreement.

      5. Revocation of Agreement. Iraola may revoke this Agreement. Iraola may do so during the seven calendar days after the date he signs it. The Agreement will not become effective until the eighth calendar day after Iraola signs it. If Iraola wishes to revoke the Agreement, he must do so in writing and his written notice of revocation must be sent to David L. Pulatie ("Pulatie"), Senior Vice President, Human Resources, Phelps


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            Dodge Corporation, One North Central Avenue, Phoenix, AZ 85004. To
            be effective, Pulatie must receive the revocation of the Agreement during the seven calendar days after the day Iraola signs it.

      6. Understanding of Purpose. Iraola has carefully considered his obligations as stated in this Agreement and agrees that the restrictions contained in this Agreement are fair and reasonable and are reasonably required for the Company's protection. Iraola has carefully read this Agreement, he has had an opportunity to ask questions about it, he understands it, and he agrees to all of its provisions. Iraola understands that by signing this Agreement, he agrees not to sue or bring any claim against the Company or any other entity or person he has released from claims. Iraola has made this Agreement voluntarily and without any duress.

      7.    Miscellaneous.

            a. The provisions of this Agreement are severable. This means that if any provision is invalid, it will not affect the validity of the other provisions. If the scope of any restrictions of this Agreement should ever be deemed to exceed that permitted by applicable law or be otherwise overbroad, Iraola agrees that a court of competent jurisdiction shall enforce that restriction to the maximum scope permitted by law under the circumstances.

            b.    The laws of the State of Arizona will apply to this Agreement.

            c. This agreement supercedes and replaces all prior discussions, understandings, and oral agreements between the parties and contains the entire agreement between them on the matters herein contained.

            d. This Agreement may not be changed orally, but only by a written agreement signed by Iraola and Company.


         Manuel J. Iraola                            Phelps Dodge Corporation


         ---------------------------                 ---------------------------
                                                     David L. Pulatie
                                                     Senior Vice President

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                  Date                                          Date


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